Exhibit j

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Combined Statement of Additional Information, and to the incorporation by reference of our reports dated December 28, 2018 in the Registration Statement of The Hartford Mutual Funds II, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 147 under the Securities Act of 1933 (Form N-1A No. 002-11387).

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

February 27, 2019